UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2003

IMPAX LABORATORIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0–27354	65-0403311

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

30381 Huntwood Avenue
Hayward, CA 94544

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (510) 476–2000

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Item 9. Regulation FD Disclosure

On October 27, 2003, Impax Laboratories Inc. issued a press release announcing that it had entered into a settlement and license agreement with Schering-Plough Corporation related to IMPAX’s generic version of Claritin-D® 24-Hour (Loratadine and Pseudoephedrine Sulfate, 10mg/240mg) Extended Release Tablets. This agreement resolved all of the outstanding patent litigation between the parties on this product. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impax Laboratories, Inc.
Date: October 27, 2003
By: /s/ Cornel C. Spielger
Cornel C. Spiegler
Chief Financial Officer